UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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LIMONEIRA COMPANY

(Name of Registrant as Specified in its Charter)

N/A

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March 8, 2011

PROXY STATEMENT SUPPLEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, March 22, 2011

Dear Stockholder:

Proxy materials were sent to you in February for the annual meeting of the stockholders of Limoneira Company scheduled for Tuesday, March 22, 2011. This letter is a supplement to the proxy statement and the notice of annual meeting of stockholders delivered on or about February 22, 2011.  Except as expressly supplemented and amended below, all information set forth in the proxy statement and the notice remains accurate and should be considered when voting your shares.

NEW MEETING LOCATION

To better accommodate our stockholders, the location of the meeting has been changed.  The annual meeting will now take place at the Santa Paula Community Center, 530 West Main Street, Santa Paula, California 93060.  The date and time of the annual meeting have not changed. The meeting is still scheduled to begin at 10:00 a.m., Pacific Time on Tuesday, March 22, 2011.

YOUR VOTE IS IMPORTANT

We would like to remind you that, if you have not yet returned your proxy card for the annual meeting, you are encouraged to do so as soon as possible.  We are certain you will want to have your shares represented and voted the way you wish at the annual meeting.  You may cast your vote in the manner described in the previously delivered proxy materials.  As the proxy materials indicated, all proxy materials must still be received no later than 5:00 p.m. Pacific Time, on March 20, 2011.

IF YOU HAVE ALREADY VOTED YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE, NO FURTHER ACTION IS NECESSARY.  If you would like to change your vote, you may do so by following the procedures described on page 4 of the proxy statement.

By order of the Board of Directors.

Sincerely,

Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary

March 8, 2011